UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 18, 2016, First Capital Real Estate Trust, Inc. (the “Company”) and Presidential Realty Corporation (“Presidential”), issued a joint press release, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On July 18, 2016, the Company entered into a letter of intent with Presidential, in connection with the negotiation and documentation of a transaction (the “Proposed Transaction”) pursuant to which Presidential would acquire, in exchange for shares of Class B common stock of Presidential (the “Shares”), substantially all of the assets owned by the Company and its subsidiaries. In addition, the Company and Presidential entered into an exclusivity agreement in connection with the Proposed Transaction. The exclusivity period ends on the first to occur of the execution of a definitive agreement with respect to the Proposed Transaction and September 18, 2016. The Proposed Transaction is subject to various conditions, including, among other things, negotiation of definitive documentation, satisfactory completion of due diligence and board and shareholder approval, and as such, there can be no assurance that the Proposed Transaction will be consummated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: July 18, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer